Exhibit 99.1

to Form 8-K filed by

RGC Resources, Inc. on August 10, 2017

DESCRIPTION OF COMMON STOCK

Authorized Shares

We are authorized to issue 10,000,000 shares of common stock, par value $5.00. All of our issued and outstanding shares of common stock are fully paid and non-assessable.

Voting Rights

All voting rights are vested in the holders of our common stock. Each share of common stock is entitled to one vote in the election of directors and on other matters requiring shareholder action. Holders of our common stock are not entitled to cumulative voting rights. The voting rights of holders of our common stock may be impacted by any voting rights associated with shares of preferred stock issued by us in the future.

Dividend Rights

Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors. Dividends may be paid in cash, stock or other form. The dividend rights of holders of our common stock may be subject to the dividend rights of holders of any shares of preferred stock issued by us in the future.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock will be entitled to share equally in all assets remaining after the payment of all liabilities and any accrued dividends and liquidation preferences on any shares of preferred stock then outstanding.

Other Rights

Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no sinking fund provisions applicable to our common stock.

Listing

Our common stock is traded on the NASDAQ Global Market under the symbol RGCO.

Transfer Agent and Registrar

Broadridge Corporate Issuer Solutions, Inc. serves as transfer agent and registrar for our common stock.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, no par value. No shares of preferred stock are outstanding. Our board of directors has full authority, without shareholder approval, to establish and issue one or more series of preferred stock. Our board of directors also has full authority to determine the number of shares of each series and the rights (which may include voting rights), preferences and limitations of each series. All series of our preferred stock would rank, with respect to dividends and liquidation rights, senior to our common stock. The future issuance of any series of preferred stock could also adversely impact the voting rights of the holders of our common stock.

Anti-Takeover Matters

Certain provisions of the Virginia Stock Corporation Act and our articles of incorporation and bylaws may have an anti-takeover effect and deter certain transactions that our shareholders may otherwise consider to be in their best interest, including transactions that might result in our shareholders receiving a premium for their shares. These provisions, which are summarized below, are intended, in part, to discourage coercive takeover practices and inadequate takeover bids by encouraging persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of encouraging such persons to first negotiate with our board of directors outweigh the potential disadvantage of discouraging certain types of transactions because, among other things, the negotiation of any unsolicited or coercive takeover proposal could result in an improvement of its terms.

Articles of Incorporation and Bylaws

Classified Board of Directors. Our articles of incorporation divide our board of directors into three classes of directors who are each elected, on a staggered basis, for three-year terms. As a result, the full board of directors is not up for election at any given annual meeting of shareholders.

Director Removal and Board Vacancies. Under our articles of incorporation, our directors may only be removed for cause and any vacancy on our board of directors can only be filled by a majority vote of the remaining directors then in office (even if less than a quorum).

Requirements to Call a Special Meeting of Shareholders. Our bylaws provide that a special meeting of our shareholders may only be called by our president, our board of directors or by shareholders holding not less than 10% of the shares that would be entitled to vote at such meeting.

Business Transacted at Shareholder Meetings. Under our bylaws, no business may be transacted at a meeting of our shareholders unless it is specified in the notice of the meeting, is otherwise properly brought before the meeting by or at the direction of our board of directors or is properly brought before the meeting by a shareholder of record who provides written notice of the matter to be brought before the meeting to our president not less than 60 nor more than 90 days prior to the meeting.

“Blank Check” Preferred Stock. As mentioned above, our board of directors has full authority, without shareholder approval, to establish and issue one or more series of preferred stock and to determine the rights (including any voting rights), preferences and limitations of any such series. Shares of preferred stock could be issued by our board of directors in a manner that might prevent or render more difficult or costly the completion of a takeover transaction, such as by diluting voting or other rights of the proposed acquiror.

Virginia Stock Corporation Act

Affiliated Transactions Statute. Virginia’s Affiliated Transactions Statute restricts certain transactions between a Virginia corporation having more than 300 shareholders of record and a beneficial owner of more than 10% of any class of voting stock, which is referred to in the statute as an “interested shareholder.” An affiliated transaction is defined in the Virginia Act as any of the following transactions with or proposed by an interested shareholder: a merger; a share exchange; certain dispositions of assets or guaranties of indebtedness other than in the ordinary course of business; certain significant securities issuances; dissolution of the corporation; or reclassification of the corporation’s securities. Under the statute, an affiliated transaction generally requires the approval of a majority of disinterested directors and two-thirds of the voting shares of the corporation other than shares owned by the applicable interested shareholder during a three-year period commencing as of the date the interested shareholder crosses the 10% threshold. This special voting provision does not apply if a majority of disinterested directors approved the interested shareholder’s acquisition of the more than 10% interest in advance. After the expiration of the three-year moratorium, an interested shareholder may engage in an affiliated transaction only if it is approved by a majority of disinterested directors or by two-thirds of the outstanding shares held by disinterested shareholders, or if the transaction complies with certain fair price provisions. This special voting rule is in addition to, and not in lieu of, other voting provisions contained in the Virginia Stock Corporation Act or our articles of incorporation or bylaws.

The Virginia Stock Corporation Act permits a corporation to opt out of the affiliated transactions statute. We have not opted out.

Control Share Acquisitions Statute. Virginia’s Control Share Acquisitions Statute provides that, with respect to Virginia public corporations (generally, corporations with shares listed on a national securities exchange), shares acquired in a transaction that would cause the acquiring person’s aggregate voting power to meet or exceed any of three thresholds (20%, 33-1/3% or a majority) have no voting rights unless such rights are granted by a majority vote of the shares not owned by the acquiring person or any officer or employee-director of the corporation.

The statute sets out a procedure whereby the acquiring person may call a special meeting of shareholders for the purpose of considering whether voting rights should be conferred. Acquisitions as part of a merger or share exchange to which the corporation is a party and acquisitions as part of a tender or exchange offer arising out of an agreement to which the corporation is a party are exempt from the statute.

The Virginia Stock Corporation Act permits a corporation to opt out of the control share acquisitions statute. We have not opted out.

Standard of Conduct for Directors. The standards of conduct for directors of Virginia corporations are listed in Section 13.1-690 of the Virginia Stock Corporation Act. Directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Directors’ actions are not subject to a reasonableness or prudent person standard. Virginia’s federal and state courts have focused on the process involved with directors’ decision-making and are generally supportive of directors if they have based their decision on an informed process. These elements of Virginia law could make it more difficult to take over a Virginia corporation than corporations in other states.

Indemnification of Directors and Officers

Our articles of incorporation require us to indemnify our directors and officers against all liabilities and expenses arising out of a proceeding to which they are a party as a result of their service as an officer or director or as a director, officer, employee or agent of another entity at our request, except for such liabilities and expenses incurred as a result of any such director’s or officer’s own willful misconduct or knowing violation of criminal law or any federal or state securities law. Our directors and officers are also entitled to advances and reimbursements from us for expenses incurred prior to final disposition of any such proceeding unless a determination has been made that indemnification is not permissible. Any director or officer seeking any such advance or reimbursement must provide us with a written undertaking to repay any amounts advanced or reimbursed if it is ultimately determined that he or she is not entitled to indemnification. With respect to any indemnification for liabilities arising under the Securities Act of 1933, as amended, we have been advised that in the opinion of the Securities and Exchange Commission any such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Limitation on Liability

Our articles of incorporation eliminate, to the fullest extent permitted by Virginia law, the personal liability of our directors and officers to us or our shareholders for monetary damages for breaches of their fiduciary duties as directors and officers, unless they engaged in willful misconduct or a knowing violation of criminal law or any federal or state securities law.

Amendment of Articles of Incorporation

Generally, our articles of incorporation may be amended if more than two-thirds of the shares of our common stock entitled to be voted on the amendment are voted in favor of a proposed amendment previously adopted by our board of directors.